EXHIBIT 99.1

KCAP Financial, Inc. Announces Pricing of a $465 Million CLO Fund to be Managed by Trimaran Advisors, L.L.C.

NEW YORK, June 4, 2013 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) (NYSE:KAP) announced that its wholly owned portfolio company, Trimaran Advisors, L.L.C., has priced Catamaran CLO 2013-1 Ltd., a $465 million Collateralized Loan Obligation ("CLO") fund. Trimaran will serve as the investment manager for the CLO and KCAP Financial will invest approximately $9.5 million in the subordinated notes issued by the fund. This is the second CLO fund Trimaran has brought to the market since its acquisition by KCAP Financial in February of 2012.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies Trimaran Advisors, L.L.C and Katonah Debt Advisors, L.L.C., manage collateralized loan obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as "believes," "intends," "expects," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

KCAP-G

CONTACT: Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kcapfinancial.com